Exhibit 10.7

Private Placement Agreement

That was written and signed in Ramat Gan on the 23rd of the month of February 2015

By and between:	L. and S. Light and Strong Ltd. co. no. 514030741

Of Ha-adom Street, Industrial zone, P.O. Box 7042

(hereinafter: the “Company” or the “Borrower”)

Of the first part;

And:	1. Ofer Amir, Identity Certificate no. 59789479

2. Gal Erez, Identity Certificate no. 59297770

Whose address for sending notices according to this agreement is:

89 Medinat Hayehudim, Herzliya

(hereinafter: the “Lender”)

Of the second part;

Whereas	the Lender has acquired a shareholders loan from S.D.S (Star Defense Systems) (in liquidation) Ltd. co. no. 520037318 (hereinafter: “S.D.S”) for the Company in the total sum of 11,467,543 NIS (hereinafter: the “Shareholders Loan”);

And whereas	1,000,000 NIS (one million NIS) from the shareholders loan were converted into 36,589.340 shares of the Company;

And whereas	the balance of the debt after the million NIS from the shareholders loan has been converted into shares of the Company is the sum of 10, 467,543 NIS (hereinafter the “Balance of the Shareholders Loan”);

And whereas	the Company has requested to extend the period of payment of the balance of the shareholders loan and the Lender has agreed to extend the period of payment of the balance of the shareholders loan;

And whereas	the parties request to stipulate their contractual relationship in writing, all as set forth in this agreement;

Therefore it has been declared, stipulated and agreed between the parties as follows:

1.	General and Representations

1.1.	The preamble and the appendixes of this agreement constitute an integral part of it.

1.2.	The titles of the sections in this agreement are for convenience only, and no weight shall be given to them in the interpretation of this agreement.

1.1.	Any provision and/or expression denoted in singular language shall also include plural, and vice versa, any provision and/or expression denoted in female language shall also include male, and vice versa, and reference to a person shall also include a corporation, and vice versa.

2.	The Loan

2.1.	On the 3rd of July 2014 the Lender acquired a loan from S.D.S in the sum of 11,467,543 NIS for the Company (hereinafter the “Loan” or the “Shareholders Loan”).

2.2.	On the 27th of July 2014, after the approval of the authorized organs in the Company and subject to the provisions of the law one million NIS of the shareholders loan were converted into 36, 589, 340 shares in the Company; therefore the balance of the shareholders loan after the conversion as mentioned is the total sum of 10, 467, 543 NIS as of the 27th of July 2014.

2.3.	The balance of the shareholders loan shall bear annual interest in the amount of 4 percent (the balance of the shareholders loan with additional interest shall be hereafter referred to as the “Loan Sum”).

2.4.	The Lender agrees to defer the date of payment of the balance of the shareholders loan to 24 months after signing this agreement/ from the 22nd of February 2015 (hereinafter: the “Loan Period” and the “End of the Loan Period”, respectively). In other words, no later than the 22nd of February 2017;

3.	Breach of the Agreement and Remedies

If the Company shall not pay to the Lender the loan sum (principal + interest) as mentioned in section 2 above, immediately at the end of the loan period, then the Company shall pay interest at the annual rate of 4% from the loan was to be repaid until the final and complete payment of the loan sum.

4.	Miscellaneous

4.1.	In any event that no party shall use any right that is conferred upon him according to this agreement or according to any law, this shall not be considered as a waiver by him of that right and he shall be entitled to use these rights. The party in breach may not claim laches or waiver.

4.2.	The terms of this agreement fully include the parties’ agreements and conditions, and they prevail over any contract, consent, representation and undertaking that predated the signature on this agreement, and which were made in writing or verbally.

4.3.	Any change and/or cancellation of any of the provisions of this agreement shall be made only in a written document that shall be signed by all the parties.

4.4.	The parties shall take all other steps that are needed for the implementation and performance of this agreement, including signing additional documents that shall be required.

4.5.	Any notice that shall be sent by registered mail by any of the parties to the other party according to the addresses mentioned in the preamble shall be regarded as if it was received by the other party, 72 hours after it was sent as mentioned, if sent by fax – within 24 hours after it was sent, and if it was personally delivered – at the time of its delivery.

And in witness whereof the parties have signed:

Stamp and signature of

L. and S. Light and Strong Ltd.	( - )

The Borrower	The Lender